EXHIBIT 10

NATIONAL CITY BANK, NORTHEAST
National City Center
1 Cascade Plaza
Akron, OH 44308
330 375-8034
Fax 330 375-8436

W. Michael Sweeney
Vice President

October 31, 1996


Mr. Richard Steinke, President
American Tire Corporation
446 West Lake Street
Ravenna, OH 44266

Dear Richard:

This will confirm the terms and conditions under which National City Bank, Northeast will provide the following Credit Facility.

FACILITY I

Borrower:          American Tire Corporation

Amount:            $500,000.00

Purpose:           1) Working Capital
                   2) Equipment Purchases

Facility:          Option of 1) Line of credit
                             2) Multiple draw term loan

Pricing:           Prime rate + 3/4%

Doc/Facility Fees: $250 plus out of pocket expenses.

Collateral:        1st lien position in accounts receivable, inventory and
                   equipment; 1st mortgage on Ravenna real estate.

Advance:           $100,000 plus 80% of eligible accounts receivable.

Guarantor(s):      None

Reporting:         Monthly borrowing base report when outstanding exceed
             $100,000 to be received within 20 days after month end.

Miscellaneous:     1) Receipt of monthly internal financials starting in
                   February 1997 through June 1997 converting to quarterly thereafter.
                   2) Receipt of annual independently prepared review quality financial statements to be received within 90 days after year end.




Page Two

The before mentioned commitment is conditional upon receipt of September 30, 1996 independently prepared balance sheet reflecting infusion on the equity capital from the IPO and a minimum of $1,000,000 tangible net worth on the balance sheet.

These Commitments are further conditioned upon no adverse change in the legal or financial condition of the parties referenced herein and is subject to the execution of all documents referenced herein in a form acceptable to the Bank.

Borrower shall have 15 business days from the date hereto to accept this Commitment. Please indicate your acceptance of this Commitment by signing the enclosed executed copy of this letter at the space indicated below and return the copy and the $250.00 fee to the undersigned at National City Bank, Northeast, One Cascade Plaza, 3rd Floor, Akron, Ohio 44308 prior to noon on November 22, 1996. If this commitment is funded, the enclosed fee will be subtracted from the total fees due with this Commitment. If this Commitment is accepted, but not funded, this fee will go to the Bank to reimburse the Bank for direct and indirect costs associated with providing this Commitment. If written acceptance is not received by this date, this commitment will be considered canceled and void. This Commitment is issued directly to and is considered personal to Borrower and may not be assigned without the express prior written consent of the Bank.

Very truly yours,

/S/ W. Michael Sweeney
----------------------
W. Michael Sweeney
Vice President

THE TERMS AND CONDITIONS OF THE FOREGOING COMMITMENT ARE HEREBY ACCEPTED ON THIS 11TH DAY OF NOVEMBER 1996.

AMERICAN TIRE CORPORATION

BY: /S/ Richard A. Steinke, C.E.O.